Exhibit 3.13


                                                                 EXECUTION COPY

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            FPL RECOVERY FUNDING LLC,
                      a Delaware Limited Liability Company


         This LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement"), of FPL Recovery Funding LLC, a Delaware limited liability company (the "Company"), is made and entered into as of April 16, 2007 by Florida Power & Light Company ("FPL"), a Florida corporation, as the sole member (including any additional or successor members of the Company other than Special Members, the "Member"), and the Company, and agreed and consented to by Jill Gordon, as the Independent Manager and Special Member (each as defined herein).

         WHEREAS, the Member has caused to be filed a Certificate of Formation with the Secretary of State of the State of Delaware to form the Company under and pursuant to the Limited Liability Act of the State of Delaware (the "LLC Act").

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Member, intending to be legally bound, hereby agrees that this agreement constitutes the governing instrument of the Company:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.1 Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Act" shall mean the Delaware Limited Liability Company Act (currently Chapter 18 of Title 6, Sections 18-101 through 18-1109 of the Delaware Code).

         "Additional Bonds" shall mean each Series of Storm-Recovery Bonds, if any, other than the Bonds, issued by the Company pursuant to the Financing Order.

         "Additional Indenture" shall mean any indenture entered into between the Company and the Trustee in connection with the issuance of any Series of Additional Bonds.

         "Administration Agreement" shall mean the Administration Agreement, between the Company and FPL, as administrator (the "Administrator"), executed in connection with the sale of Bonds issued pursuant to the Indenture.

         "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the


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ownership of voting securities, by contract or otherwise; and the terms
"controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" shall mean this Limited Liability Company Agreement of the Company, as the same may be further amended, supplemented or otherwise modified from time to time.

         "Bankruptcy" shall mean, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or if within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

         "Basic Documents" shall mean this Agreement, the Certificate of Formation, the Indenture, any Additional Indenture, any Sale Agreement, any Bill of Sale, any Servicing Agreement, the Administration Agreement, any Bond Purchase Agreement, any Securities Account Control Agreement and any interest rate swap agreement.

         "Bill of Sale" shall mean the bill of sale, issued by FPL to the Company pursuant to the Sale Agreement, together with any other bill of sale delivered in accordance therewith, or any bill of sale subsequently issued by FPL to the Company in connection with the issuance of any Additional Bonds.

         "Bond Purchase Agreement" shall mean the Bond Purchase Agreement, among FPL, the Company and the purchaser or purchasers, or representative(s) thereof named therein or any bond purchase agreement subsequently entered into between FPL, the Company and any purchasers listed therein in connection with the issuance of Additional Bonds.

         "Bonds" shall mean FPL Recovery Funding LLC Senior Secured Bonds, Series A, issued pursuant to the Indenture.

         "Bondholder or Holder" shall mean the Person in whose name a Storm-Recovery Bond is registered in the Bond Register.


         "Bond Register" shall mean the bond register established pursuant to
Section 2.05(a) of the Indenture.

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

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Juno Beach, Florida, or in New York, New York, are required or banks are authorized by law or executive order to remain closed.

          "Certificate of Formation" shall mean the Certificate of Formation of the Company as filed in accordance with the Act with the Secretary of State of the State of Delaware on March 6, 2007.

         "Code" shall mean the Internal Revenue Code of 1986.

         "Commission" shall mean the Florida Public Service Commission.

         "Common Interest" shall mean the limited liability company interest of the Member in the Company as described in Article VI. The Company shall have one class of Common Interest.

         "Company" shall mean FPL Recovery Funding LLC, a Delaware limited liability company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

         "Financing Order" shall mean the storm-recovery cost rate order, Docket No. 060038-EI, issued by the Commission on May 30, 2006 and modified on July 21, 2006 pursuant to the Section 366.8260.

         "Fiscal Year" shall mean, unless the Managers shall at any time determine otherwise pursuant to the requirements of the Code, a calendar year.

         "FPL" shall mean Florida Power & Light Company, a Florida corporation.

         "GAAP" shall mean the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board.

         "Governmental Authority" shall mean any federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

         "Indenture" shall mean the Indenture, between the Company and the Trustee, executed in connection with the issuance and sale of the Bonds.

         "Independent Manager" shall mean, with respect to the Company, a Manager who is not, and within the previous five years was not (except solely by virtue of such Person's serving as, or being an Affiliate of any other Person serving as, an independent director, manager or special member, as applicable, of the Company, FPL or any bankruptcy-remote special purpose entity that is an Affiliate of FPL or the Company), (i) a stockholder, member, partner, director, officer, employee, Affiliate, customer, supplier, creditor or independent contractor of, or any Person that has received any benefit in any form whatever from (other than in such Manager's capacity as a


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

ratepayer or customer of FPL in the ordinary course of business), or any Person that has provided any service in any form whatsoever to, or any major creditor (or any Affiliate of any major creditor) of, the Company, FPL, or any of their Affiliates, (ii) any Person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of the Company, FPL or any of their Affiliates, or of any major creditor (or any Affiliate of any major creditor) of any of the foregoing, or a stockholder, member, partner, director, officer, employee, Affiliate, customer, supplier, creditor or independent contractor of, or any Person that has received any benefit in any form whatever from (other than in such Person's capacity as a ratepayer or customer of FPL in the ordinary course of business), or any Person that has provided any service in any form whatever to, such beneficial owner or any of such beneficial owner's Affiliates, or (iii) a member of the immediate family of any person described above; provided that the indirect or beneficial ownership of stock through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Manager. For purposes of this definition, "major creditor" shall mean a natural person or business entity to which the Company, FPL or any of their Affiliates has outstanding indebtedness for borrowed money or credit on open account in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Manager adversely to the interests of the Company when the interests of that Person are adverse to those of the Company.

         "Manager" shall mean any manager of the Company, including the Independent Manager. Each Manager is hereby designated as a "manager" of the Company within the meaning of 18-101(10) of the Act.

         "Member" shall mean FPL, in its capacity as a member in the Company under this Agreement, or any successor thereto as a member pursuant to Article VI; provided, however, the term "Member" shall not include the Special Member.

         "Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to the Company, FPL or any Affiliate of either of the foregoing.

         "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Proceeding" shall have the meaning set forth in Section 8.1.

         "Rating Agencies" shall have the meaning set forth in the Indenture.

         "Sale Agreement" shall mean the Storm-Recovery Property Sale Agreement, between FPL, as seller (the "Seller"), and the Company, in connection with the issuance of the Bonds or any sale agreement subsequently entered into between FPL, as seller, and the Company, in connection with the issuance of any Additional Bonds.

         "Section 366.8260" shall mean Florida Statutes ss. 366.8260.


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         "Securities Account Control Agreement" shall have the meaning set forth in the Indenture.

         "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

         "Series" shall mean each series of Storm-Recovery Bonds.

         "Servicing Agreement" shall mean the Storm Recovery Property Servicing Agreement, between the Company and FPL, as servicer (the "Servicer") executed in connection with the issuance sale of the Bonds or any servicing agreement subsequently entered into between the Company and the Servicer in connection with the issuance of any Additional Bonds.

         "Special Member" shall mean, upon such Person's admission to the Company as a member of the Company pursuant to Section 5.5, a Person acting as Independent Manager, in such Person's capacity as a member of the Company. A "Special Member" shall have the rights and duties expressly set forth in this Agreement.

         "State" means any one of the 50 states of the United States of America or the District of Columbia.

         "Storm-Recovery Bonds" shall mean any Bonds and any Additional Bonds.

         "Storm-Recovery Property" shall mean the property transferred by the Seller to the Company pursuant to any Sale Agreement, consisting of the irrevocable right of FPL to charge, collect and receive, and be paid from collections of, the storm-recovery charges in the amount necessary to provide for the full recovery of the storm-recovery costs and other costs which have been determined to be chargeable in the Financing Order, all rights of FPL under the Financing Order, including all rights to obtain periodic adjustments of the storm-recovery bond charges pursuant to Section 366.8260, and all revenues, collections, payments, money and proceeds arising under, or with respect to, all of the foregoing.

         "Tranche" shall mean any one of the tranches of Storm-Recovery Bonds.

         "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "Trustee" shall mean the party named as such in the Indenture or any Additional Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture or any Additional Indenture and thereafter means the successor serving thereunder.

         Section 1.2 Other Definitional Provisions.

         (a) All terms in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.


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

         (b) As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (c) The words "hereof," "herein," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section references contained in this Agreement are references to Sections in this Agreement unless otherwise specified; "or" is not exclusive; the term "including" shall mean "including without limitation."

         (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

         (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

         (f) References to "writing" include printing, typing, lithography and other means of reproducing words in a visible form.

         (g) The term "proceeds" has the meaning set forth in the applicable Uniform Commercial Code.



                                   ARTICLE II

                   FORMATION OF THE LIMITED LIABILITY COMPANY

         Section 2.1 Formation; Filings. Pursuant to the Act and in accordance with the further terms and provisions hereof, the Member hereby forms the Company as a limited liability company. The Certificate of Formation of the Company, has been executed and filed with the Secretary of State of the State of Delaware by Edward F. Tancer, as an authorized person within the meaning of the Act. The Member shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents, and shall do or cause to be done all such filing, recording, publishing and other acts in each case, as may be necessary or appropriate from time to time to comply with all applicable requirements for the formation and/or operation and, when appropriate, termination of a limited liability company in the State of Delaware and all other jurisdictions where the Company shall desire to conduct its business.


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

         Section 2.2 Name and Office.

         (a) The name of the Company shall be "FPL Recovery Funding LLC". All business of the Company shall be conducted in such name and all contracts, property and other assets of the Company shall be held in that name and neither the Member nor any Special Member shall have any ownership interests in such contracts, property or other assets in its individual name.

         (b) The principal business office of the Company shall be located at 700 Universe Boulevard, Juno Beach, Florida 33408; or such other location as may hereafter be determined by the Member.

         (c) The address of the registered office of the Company in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

         (d) The Company may also have offices at such other places both within and without the State of Delaware as the Member may from time to time determine.

         Section 2.3 Business Purpose. The nature of the business or purpose to be conducted or promoted by the Company is to engage exclusively in the following business and financial activities:

             (a) to authorize, issue, sell and deliver in one or more
         Series or Tranches of Storm-Recovery Bonds under the Indenture or an Additional Indenture, each as permitted by and in accordance with the terms thereof;

             (b) to purchase and hold Storm-Recovery Property and pledge the same to the applicable Trustee pursuant to the terms and conditions of the Basic Documents;

             (c) to negotiate, authorize, execute, deliver, assume the obligations under, and perform, the Basic Documents and any other agreement or instrument or document relating to the activities set forth in clauses (a) and (b) above, including agreements with third-party or swap providers relating to any Series of Storm-Recovery Bonds; provided, that each party to any agreement with the Company shall covenant that it shall not, prior to the date which is one year and one day after the termination of the Indenture and any Additional Indenture and the payment in full of any Series of Storm-Recovery Bonds and any other amounts owed under the Indenture and any Additional Indenture, including any amounts owed to third-party or swap providers, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company; or ordering the winding-up or liquidation of the affairs of the Company; and provided, further, that the Company shall be permitted to incur additional indebtedness or other liabilities payable to service providers and trade creditors in the ordinary course of business in connection with the foregoing activities; and


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             (d) to engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

         Section 2.4 Term. The term of the Company shall continue until the Company is dissolved and liquidated in accordance with the Act and this Agreement. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation in accordance with the Act.

         Section 2.5 No State Law Partnership. The Member and the Special Member intend that the Company shall not be a partnership (including a general partnership or a limited partnership) or joint venture, and that neither the Member, the Special Member nor any Manager shall be a partner or joint venturer of the Member, the Special Member or any Manager with respect to the business of the Company for any purposes, and this Agreement shall not be construed to suggest otherwise.

         Section 2.6 Authority of Member. Subject to Section 3.4, the Member, acting in such capacity, shall have the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures, debts, liabilities or obligations on behalf of the Company.

         The Company, and the Member, or any Manager on behalf of the Company, may enter into and perform the Basic Documents and all documents, agreements, certificates, or financing statements contemplated hereby or related hereto or thereto, all without any further act, vote or approval of any Member or Manager or other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Manager to enter into other agreements on behalf of the Company.

         Section 2.7 Liability to Third Parties. Except as otherwise expressly provided by the Act, neither the Member, the Special Member nor any Manager shall be liable for the debts, obligations or liabilities of the Company (whether arising in contract, tort or otherwise), including under a judgment, decree or order of a court, solely by reason of being the Member or acting as the Special Member or a Manager of the Company.

         Section 2.8 Separateness.

         (a) Except as provided in the Basic Documents, the funds and other assets of the Company shall not be commingled with those of any other entity, and the Company shall maintain its accounts separate from the Member and any other Person.

         (b) The Company shall not hold itself out as being liable for the debts of any other entity, and shall conduct its own business in its own name.

         (c) The Company shall not form, or cause to be formed, any subsidiaries.

         (d) The Company shall act solely in its limited liability company name and through its duly authorized Member, Managers, officers or agents in the conduct of its business, shall



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hold itself out as an entity separate from all other Persons, shall correct any known misunderstandings regarding its separate identity and shall conduct its business so as not to mislead others as to the identity of the entity or assets with which they are concerned.

         (e) The Company shall maintain separate records, books of account and financial statements, and shall not commingle its records and books of account with the records and books of account of the Member or any other Person, provided that the Company may maintain and file consolidated financial statements as permitted by GAAP.

         (f) The Managers shall hold appropriate meetings or act upon written consent to authorize all of its limited liability company actions, which meetings may be held by telephone conference call. The Company shall observe all formalities required by this Agreement.

         (g) The Company shall at all times ensure that its capitalization is adequate in light of its business and purpose.

         (h) Neither the Member, the Special Member, the Manager nor any other Person shall guarantee, become liable on or hold itself out as being liable for the debts of the Company. The Company shall not guarantee or become obligated for the debts of the Member, the Special Member or any Manager, any Affiliate thereof or any other Person, or otherwise hold out its credit as being available to satisfy the obligations of the Member, the Special Member, any Manager or any other Person, shall not pledge its assets for the benefit of any Person other than the Trustee, shall not make loans or advances to any Person, and shall not acquire obligations or securities of the Member, the Special Member, any Manager or any Affiliate thereof.

         (i) The Company shall pay its own liabilities out of its own funds, including fees and expenses of the Administrator pursuant to the Administration Agreement and the Servicer pursuant to any Servicing Agreement.

         (j) The Company shall maintain an arm's-length relationship with its Affiliates.

         (k) The Company shall allocate fairly and reasonably any overhead for office space shared with the Member, the Special Member, any Manager or any other Person.

         (l) The Company shall use its own separate stationery, invoices, checks and other business forms.

         (m) The Company shall correct any known misunderstanding regarding its separate identity.

         (n) Failure of the Company, the Member, the Special Member or any Manager on behalf of the Company to comply with any of the foregoing covenants or any of the covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member, the Special Member or any Manager.

         Section 2.9 Limited Liability and Bankruptcy Remoteness. Without limiting the generality of Section 2.8, the Company shall be operated in such a manner as the Managers deem reasonable and necessary or appropriate to preserve
(a) the limited liability of FPL (or its



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successor) as the Member in the Company and the limited liability of the Special
Member, (b) the separateness of the Company from the business of FPL (or its successor), as the Member of the Company, or any other Affiliate thereof and (c) until the expiration of the period of one year and one day specified in Section 9.5, the bankruptcy-remote status of the Company.

                                  ARTICLE III

                                   MANAGEMENT

         Section 3.1 Management by Managers. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers.

         Section 3.2 Acts by Managers.

         (a) The Managers shall be obliged to devote only as much of their time to the Company's business as shall be reasonably required in light of the Company's business and objectives. A Manager shall perform his or her duties as a Manager in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

         (b) Every Manager is an agent of the Company for the purpose of its business, and the act of every Manager, including the execution in the name of the Company of any instrument for carrying on the business of the Company, binds the Company, unless such act is in contravention of this Agreement or unless the Manager so acting otherwise lacks the authority to act for the Company and the Person with whom he or she is dealing has knowledge of the fact that he or she has no such authority.

         (c) The Managers shall have the right and authority to take all actions which the Managers deem necessary, useful or appropriate for the day-to-day management and conduct of the Company's business.

         (d) The Managers may exercise all powers of the Company and do all such lawful acts and things as are not by the Act, other applicable law or this Agreement directed or required to be exercised or done by the Member. All instruments, contracts, agreements and documents providing for the acquisition or disposition of property of the Company shall be valid and binding on the Company if executed by one or more of the Managers. All instruments, contracts, agreements and documents of whatsoever type executed on behalf of the Company shall be executed in the name of the Company by one or more Managers.

         Section 3.3 Number and Qualifications. The number of Managers of the Company shall not be less than three nor more than five, as may be determined by the Member from time to time, but no decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager.



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         Section 3.4 Independent Manager.

         (a) The Company shall have at all times at least one individual who is an Independent Manager. The Independent Manager may not delegate his or her duties, authorities or responsibilities hereunder. If the Independent Manager resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the Managers shall be taken until a successor Independent Manager is appointed by the Member and such successor Independent Manager qualifies and approves such action.

         (b) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, any Manager or any other Person, the Company shall not, and neither the Member nor the Manager nor any other Person on behalf of the Company shall, without the prior unanimous consent of the Managers, including the Independent Manager, do any of the following: (i) engage in any business or activity other than those set forth in Section 2.3; (ii) except as provided in the Basic Documents, incur any indebtedness, other than the Storm-Recovery Bonds, obligations under agreements with third party or swap providers relating to any Series of Storm-Recovery Bonds and ordinary course expenses as set forth in Article II, or assume or guarantee any indebtedness of any other entity; (iii) make a general assignment for the benefit of creditors; (iv) file a petition commencing a voluntary bankruptcy case; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any statute, law or regulation; (vi) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of it or of its assets or any substantial portion thereof; (vii) seek, consent to or acquiesce in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets; (viii) consolidate or merge with or into any other entity or convey or transfer substantially all of its properties and assets substantially as an entirety to any entity; or (ix) amend this Agreement or take action in furtherance of any such action. With regard to any action contemplated by the preceding sentence, or with regard to any action taken or determination made at any time when the Company is insolvent, each Manager will, to the fullest extent permitted by law including Section 18-1101(c) of the Act, owe its primary fiduciary duty to the Company (including the creditors of the Company).

         Section 3.5 Appointment and Vacancy. The Member will appoint each Manager, including any Manager to be appointed by reason of an increase in the number of Managers.

         Section 3.6 Term. Each Manager shall hold office until his or her successor shall be selected by the Member and qualified, or until his or her earlier death, resignation or removal as provided in this Agreement.

         Section 3.7 Removal. Subject to Section 3.4(a) and Section 3.15 of this Agreement, the Member may remove, with or without cause, any Manager.

         Section 3.8 Resignation. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified


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therein, at the time of its receipt by the remaining Managers; provided that the resignation of the Independent Manager shall not be effective until a replacement Independent Manager has been appointed. The acceptance of a resignation shall not be necessary to make it effective, unless so expressly provided in the resignation.

         Section 3.9 Place of Meetings of Managers. Any meetings of the Managers may be held either within or without the State of Delaware at such place or places as shall be determined from time to time by resolution of the Managers.

         Section 3.10 Meetings of Managers. Meetings of the Managers may be held when called by any Managers or Manager. The Manager or Managers calling any meeting shall cause notice to be given of such meeting, including therein the time, date and place of such meeting, to each Manager at least two Business Days before such meeting. The business to be transacted at, or the purpose of, any meeting of the Managers shall be specified in the notice or waiver of notice of any such meeting. If fewer than all of the Managers are present in person, by telephone or by proxy, business transacted at any such meeting shall be confined to the business or purposes specifically stated in the notice or waiver of notice of such meeting.

         Section 3.11 Quorum; Majority Vote. At all meetings of the Managers, the presence in person, by telephone or by proxy of a majority of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by this Agreement or by law. The act of a majority of the Managers present in person, by telephone or by proxy at a meeting at which a quorum is present in person, by telephone or by proxy shall be the act of the Managers, except as otherwise provided by law or this Agreement. If a quorum shall not be present in person, by telephone or by proxy at any meeting of the Managers, the Managers present in person, by telephone or by proxy at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present in person, by telephone or by proxy.

         Section 3.12 Methods of Voting; Proxies. A Manager may vote either in person, by telephone or by proxy executed in writing by the Manager; provided that the Person designated to act as proxy for an Independent Manager must be an Independent Manager.

         Section 3.13 Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Managers may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the Managers having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers entitled to vote on the action were present and voted. Copies of any such consents shall be filed with the minutes and permanent records of the Company.

         Section 3.14 Telephone and Similar Meetings. The Managers, or members of any committee thereof, may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other. Such participation in any such meeting shall constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

         Section 3.15 Managers. The Member and each Manager shall take all actions necessary from time to time to ensure that at all times the number of Managers shall be not less than three nor more than five; provided, however, that pursuant to Section 3.4, the Company shall at all times have at least one Independent Manager. The Persons identified on Schedule C are hereby designated the initial Managers of the Company.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.1 Designation; Term; Qualifications. The Managers may, from time to time, designate one or more Persons to be officers of the Company. Any officer so designated shall have such title and authority and perform such duties as the Managers may, from time to time, delegate to them. Each officer shall hold office for the term for which such officer is designated and until his or her successor shall be duly designated and shall qualify or until his or her death, resignation or removal as provided in this Agreement. Any Person may hold any number of offices. No officer need be a Manager, the Member, a Delaware resident, or a United States citizen. The Persons identified on Schedule D are hereby designated the initial officers of the Company.

         Section 4.2 Removal and Resignation. Any officer of the Company may be removed as such, with or without cause, by the Managers at any time. Any officer of the Company may resign as such at any time upon written notice to the Company. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Managers.

         Section 4.3 Vacancies. Any vacancy occurring in any office of the Company may be filled by the Managers.

         Section 4.4 Compensation. The compensation, if any, of the officers of the Company shall be fixed from time to time by the Managers.

                                   ARTICLE V

                                     MEMBER

         Section 5.1 Powers. Subject to the provisions of this Agreement and the Act, all powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Member pursuant to Section 5.3. Pursuant to Section 3.1, the Member has delegated such powers to the Managers. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Member shall have the following powers, subject to Section 3.4 in all cases:

                  First: To select and remove the Managers and prescribe such powers and duties for them as may be consistent with the Act and other applicable law and this Agreement.

                  Second: To conduct, manage and control the affairs and business of the Company, and to make such rules and regulations therefor consistent with the Act and other applicable law and this Agreement.

                  Third: To change the registered office of the Company in Delaware from one location to another; to fix and locate from time to time one or more other offices of the Company; and to designate any place within or without the State of Delaware for the conduct of the business of the Company.

         Section 5.2 Compensation of Member. The Company shall have authority to pay to the Member reasonable compensation for the Member's services to the Company. It is understood that the compensation paid to the Member under the provisions of this Section shall be determined without regard to the income of the Company, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company and shall be considered as an operating expense of the Company.

         Section 5.3 Actions by the Member. All actions of the Member may be taken by written resolution of the Member which shall be signed on behalf of the Member by an authorized officer of the Member and filed with the minutes and permanent records of the Company.

         Section 5.4 Control by Member. To the extent the Member takes any action with respect to the Company (including by means of its appointment of any individual Manager or its control or employment of any individual Manager in any other capacity), the Member, or any such Manager, as applicable, will act in good faith in accordance with the terms of this Agreement, and make decisions with respect to the business and daily operations of the Company independent of, and not dictated by, in the case of any such Manager, the Member, or in either case any Affiliate of the foregoing, and, to the fullest extent permitted by law, including Section 18-1101(c) of the Act, any such Manager shall bear a fiduciary duty to the Company (including its creditors) under the circumstances set forth in Section 3.4.

         Section 5.5 Special Member. Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Section 6.1), the Person acting as the Independent Manager pursuant to Section 3.4 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as the Special Member and shall continue the Company without dissolution. The Special Member may not resign from the Company nor transfer its rights as Special Member unless (a) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (b) such successor has also accepted its appointment as Independent Manager, provided, however, the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to
Section 18-301 of the Act, the Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. The Special Member, in its capacity as Special

Member, may not bind the Company. Except as required by any mandatory provision of the Act, the Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member pursuant to this Section 5.5, the Person acting as an Independent Manager pursuant to Section 3.4 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, the Person acting as an Independent Manager pursuant to Section 3.4 shall not be a member of the Company.

                                   ARTICLE VI

                                 COMMON INTEREST

         Section 6.1 General. The Common Interest constitutes personal property and shall be freely transferable and assignable in whole but not in part upon registration of such transfer and assignment on the books of the Company in accordance with the procedures established for such purpose by the Managers of the Company. Upon registration of the transfer and assignment of the Common Interest on the books of the Company, the transferee/assignee shall be and become the sole Member of the Company and shall have the rights and powers, and be subject to the restrictions and liabilities, of the Member under this Agreement and the Act, and the transferor/assignor shall cease to be the Member, each as of the date of such registration. Notwithstanding the foregoing, the Common Interest may not be transferred unless each Rating Agency (as defined in the Indenture) then rating any Tranche or Series of Storm-Recovery Bonds shall have confirmed in writing to the Trustee and the Company that such transfer will not result in a reduction or withdrawal of the then-current rating by any such Rating Agency of any outstanding Tranche or Series of Storm-Recovery Bonds. The Common Interest of the Member in the Company shall be evidenced by a certificate in the form set forth in Schedule B hereto.

         Section 6.2 Distributions. The Member shall be entitled to receive, out of the assets of the Company legally available therefor, when, as and if declared by the Managers, distributions payable in cash in such amounts, if any, as the Managers shall declare. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any Basic Document.

         Section 6.3 Rights on Liquidation, Dissolution or Winding Up.

         (a) In the event of any liquidation, dissolution or winding up of the Company, the Member shall be entitled to all remaining assets of the Company available for distribution to the Member after satisfaction (whether by payment or the making of reasonable provision for the payment thereof) of all liabilities, debts and obligations of the Company to creditors, as set forth in
Section 18-804 of the Act.

         (b) Neither the sale of all or substantially all of the property or business of the Company, nor the merger or consolidation of the Company into or with another Company or other entity, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purpose of this Section 6.3.

         (c) The commencement of a bankruptcy, insolvency, receivership or other similar proceeding by or against the Company, the Special Member or the Member shall not result in the dissolution of the Company or in the cessation of the interest of the Member in the Company. The withdrawal or resignation of the Member or the Special Member or the dissolution of the Member or the Special Member shall not, by itself, constitute a dissolution of the Company.

         (d) Subject to Section 5.5, upon the occurrence of any event that causes the last remaining member or the Member of the Company to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to
Section 6.1), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and
(ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company or the Member in the Company.

         (e) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or the Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

         Section 6.4 Redemption. The Common Interest shall not be redeemable.

         Section 6.5 Voting Rights. Except as otherwise set forth herein, the Member shall have the sole right to vote on all matters as to which members of a limited liability company shall be entitled to vote pursuant to the Act and other applicable law.

         Section 6.6 Company Dissolution. The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

                                  ARTICLE VII

                      ALLOCATIONS; DISTRIBUTIONS; EXPENSES;
                    TAXES; BOOKS; RECORDS; AND BANK ACCOUNTS

         Section 7.1 Allocations. Except as may be required by Section 704(c) of the Code and Treasury Regulation ss. 1.704-1(b)(2)(iv)(f)(4), all items of income, gain, loss, deduction, and credit of the Company for each Fiscal Year shall be allocated to the Member.
Any credit available for federal income tax purposes shall be allocated to the Member in the same manner.

         Section 7.2 Distributions. All distributions shall be made to the Member from surplus funds. Except as provided in Section 7.3, all distributions shall be made in such amounts and at such times as determined by the Managers.

         Section 7.3 Limitation Upon Distributions. No distribution shall be declared and paid unless, after the distribution is made, the fair value of the Company assets is in excess of all liabilities of the Company and no default has occurred and is continuing under the Indenture or any Series of Storm-Recovery Bonds then outstanding.

         Section 7.4 Expenses. Except as otherwise provided in this Agreement, and subject to the provisions of the Basic Documents, the Company shall be responsible for all expenses and the allocation thereof, including:

             (a) all expenses incurred by the Member or its Affiliates in organizing the Company;

             (b) all expenses related to the payment of the principal of and interest on the Storm-Recovery Bonds issued by the Company;

             (c) all expenses related to the business of the Company and all routine administrative expenses of the Company, including any amounts payable under the Administration Agreement and any Servicing Agreement, the maintenance of books and records of the Company, and the preparation and dispatch to the Member of checks, financial reports, tax returns and notices required pursuant to this Agreement;

             (d) all expenses incurred in connection with any litigation or arbitration involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith;

             (e) all expenses for indemnity or contribution payable by the Company to any Person;

             (f) all expenses incurred in connection with the collection of amounts due to the Company from any Person;

             (g) all expenses incurred in connection with the preparation of amendments to this Agreement or any other Basic Document;

             (h) all expenses incurred in connection with the liquidation, dissolution and winding up of the Company; and

             (i) all expenses otherwise allocated in good faith to the Company by the Managers.

         Section 7.5 Tax Elections. The Managers shall make the following elections on behalf of the Company:

             (a) to elect the calendar year as the Company's Fiscal Year;

             (b) to elect the accrual method of accounting;

             (c) to elect to treat all organization and start-up costs of the Company as deferred expenses amortizable over 60 months under Section 195 of the Code; and

             (d) to elect with respect to such other federal, State and local tax matters as the Managers shall agree upon from time to time; provided, however, that the Managers will not cause the Company to be treated or elect to treat the Company as other than an entity that is disregarded as an entity separate from the Member unless the Managers shall have first obtained an Opinion of Counsel that such action or election will not cause any Storm-Recovery Bonds to be treated as other than debt for purposes of the Code and will not cause any Storm Recovery Property to be treated as received in a taxable exchange for purposes of the Code.

         Section 7.6 Annual Tax Information. The Managers shall cause the Company to deliver to the Member all information necessary for the preparation of the Member's federal or State income tax return.

         Section 7.7 Tax Matters Member. The Member shall communicate and negotiate with the Internal Revenue Service on any tax matter on behalf of the Member and the Company.

         Section 7.8 Maintenance of Books. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of the Member, the Managers and each committee of the Managers. The Fiscal Year shall be the accounting year of the Company.

         Section 7.9 Reports. Within 60 days following the end of each Fiscal Year during the term of the Company, the Managers shall cause to be furnished to the Member and to the Commission a balance sheet, an income statement and a statement of changes in Member's capital account for, or as of the end of, that Fiscal Year. Such financial statements shall be prepared in accordance with the accounting method selected by the Managers consistently applied (except as therein noted), but need not be accompanied by an audit report from an accounting firm unless otherwise required by the Basic Documents. The Managers also may cause to be prepared or delivered such other reports as they may deem appropriate. The Company shall bear the costs of all such financial statements and reports.

         Section 7.10 Bank and Investment Accounts. The Managers shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company's name with such financial institutions and firms as the Managers determine.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.1 Mandatory Indemnification of the Member, the Special Member, and the Managers. Any Person who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (each, a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person is or was the Member, the Special Member or a Manager, or by reason of the fact that the Member, such Special Member or such Manager is or was serving at the request of the Company as a member, director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, partnership, trust, sole proprietorship, employee benefit plan or other enterprise, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by such Person in connection with such Proceeding. It is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification for negligence or under theories of strict liability. Notwithstanding anything herein to the contrary, for so long as any Storm-Recovery Bonds are outstanding, no payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Article VIII shall be payable except out of funds available for payment of Company expenses as provided in the Indenture or any Additional Indenture.

         Section 8.2 Mandatory Advancement of Expenses. To the fullest extent permitted by law, expenses incurred by a Person of the type entitled to be indemnified under Section 8.1 in defending any Proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the Proceeding, without any determination as to such Person's ultimate entitlement to indemnification under Section 8.1, upon receipt of a written affirmation by such Person of such Person's good faith belief that such Person has met the standard of conduct necessary for indemnification under applicable law and a written undertaking by or on behalf of such Person to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in Section 8.1 or otherwise. The written undertaking shall be an unlimited general obligation of the Person but need not be secured and shall be accepted without reference to financial ability to make repayment.

         Section 8.3 Indemnification of Officers, Employees and Agents. To the fullest extent permitted by law, the Company shall indemnify and pay and advance expenses to an officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and pay and advance expenses to the Member, the Special Member or any Manager under this Article VIII; and the Company shall indemnify and pay and advance expenses to any Person who is or was an officer, employee or agent of the Company and who is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of such Person's status as such to the same extent and subject to the same conditions that the Company may indemnify and pay and advance expenses to the Member, the Special Member or any Manager under this
Article VIII.

         Section 8.4 Nonexclusivity of Rights. The indemnification and advancement and payment of expenses provided by this Article VIII (a) shall not be deemed exclusive of any other rights to which the Member, the Special Member, a Manager or other Person seeking indemnification may be entitled under any statute, agreement, decision of the Member or disinterested Managers, or otherwise both as to action in such Person's official capacity and as to action in another capacity while holding such office, (b) shall continue as to any Person who has ceased to serve in the capacity which initially entitled such Person to indemnity and advancement and payment of expenses, and (c) shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the Member, the Special Member, such Manager or such other Person.

         Section 8.5 Contract Rights. The rights granted pursuant to this
Article VIII shall be deemed to be contract rights, and no amendment, modification or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

         Section 8.6 Insurance. The Company may purchase and maintain insurance or other arrangement or both, at its expense, on behalf of itself or any Person who is or was serving as the Member, the Special Member or a Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability, expense or loss, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this
Article VIII.

         Section 8.7 Savings Clause. If this Article VIII or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless the Member, the Special Member, each Manager or any other Person indemnified pursuant to this Article VIII as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this
Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

         Section 8.8 Other Ventures. It is expressly agreed that the Member, the Special Member, any Manager and any Affiliates, officers, directors, managers, stockholders, partners or employees of the Member, the Special Member or any Manager, may engage in other business ventures of every nature and description, whether or not in competition with the Company, independently or with others, notwithstanding any provision to the contrary at law or in equity and the Company shall not have any rights in and to any independent venture or activity or the income or profits derived therefrom; provided, however, that nothing in this
Section 8.8 limits the obligations of the Independent Manager under Section
3.4 or the Special Member under Section 5.5.

         Section 8.9 Other Arrangements Not Excluded. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this
Article VIII:

             (a) does not exclude any other rights to which a Person seeking indemnification or advancement of expenses may be entitled under any agreement, decision of the Member or otherwise, for either an action of the Member, the Special Member or any Manager, officer, employee or agent in the official capacity of such Person or an action in another capacity while holding such position, except that indemnification, unless ordered by a court, may not be made to or on behalf of the Member, the Special Member or any Manager if a final adjudication established that its acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

             (b) continues for a Person who has ceased to be the Member, the Special Member or a Manager, officer, employee or agent and inures to the benefit of the successors, heirs, executors and administrators of such a Person.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         Section 9.1 Offset. Whenever the Company is to pay any sum to the Member, any amounts the Member owes the Company may be deducted from such sum before payment.

         Section 9.2 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering such writing to the recipient in person, by reputable overnight courier, or by facsimile transmission; and a notice, request or consent given under this Agreement shall be effective on receipt by the Person to whom sent. All notices, requests, and consents to be sent to the Member shall be sent to or made to Florida Power & Light Company, 700 Universe Boulevard, Juno Beach, Florida 33408, Attention: Treasurer or such other address as the Member may specify by notice to the Company and the Managers. Any notice, request, or consent to the Company or the Managers must be given to the Managers at the following address: 700 Universe Boulevard, Juno Beach, Florida 33408, Attention:
Managers. Any notice, request or consent to the Commission shall be sent or made to Florida Public Service Commission; 2540 Shumard Oak Boulevard, Tallahassee, Florida 32399-0850, Attention: Executive Director and General Counsel. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         Section 9.3 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by such Person of its obligations with respect to the Company shall not be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person with respect to the Company.

         Section 9.4 Governing Law; Severability. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any mandatory provision of the Act, then the applicable provision of the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and such provision shall be enforced to the fullest extent permitted by law.

         Section 9.5 No Dissolution. (a) To the fullest extent permitted by law, the Member, the Special Member and each Manager hereby covenants and agrees (or shall be deemed to have hereby covenanted and agreed) that, until the period that is one year and one day after the termination of the Indenture, any Additional Indenture and the payment in full of any Series of the Storm-Recovery Bonds, any other amounts owed under the Indenture and any Additional Indenture, including any amounts owed to third-party or swap providers, the Member, the Special Member and such Manager will not consent to, or make application for, or institute or maintain any action for, the dissolution of the Company under
Section 18-801 or 18-802 of the Act or otherwise.

         (b) The provisions of this Section 9.5 shall survive the termination of this Agreement and the resignation, withdrawal or removal of the Member, the Special Member or any Manager. Nothing herein contained shall preclude participation by the Member, the Special Member or a Manager in assertion or defense of its claims in any such proceeding involving the Company.

         Section 9.6 Amendment.

         (a) Subject to Section 9.6(b), this Agreement may be amended by the Member and the Company, with the consent of each Trustee and the satisfaction of the Rating Agency Condition. Promptly after the execution of any such amendment or consent, the Company shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Company and each Trustee shall be entitled to receive and rely upon (i) an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and
(ii) the Opinion of Counsel referred to in Section 3.06 of the Servicing Agreement.

         (b) Notwithstanding anything to the contrary in this Section 9.6, no amendment or modification of this Agreement shall be effective except upon satisfaction of the conditions precedent in this paragraph (b).

             (1) At least 15 days prior to the effectiveness of any such amendment or modification and after obtaining the other necessary approvals set forth in Section 9.6(a) (except that the consent of each Trustee may be subject to the consent of Bondholders if such consent is required or sought by the Trustee in connection with such amendment or modification), the Administrator shall have delivered to the Commission's executive director and general counsel written notification of any proposed amendment, which notification shall contain:

                 (A) a reference to Docket No. 060038-EI;

                 (B) an officer's certificate stating that the proposed
             amendment or modification has been approved by all parties to this Agreement; and

                 (C) a statement identifying the person to whom the Commission is to address any response to the proposed amendment or to request additional time.

             (2) If the Commission or its staff, within 15 days (subject to extension as provided in clause (3)) of receiving a notification complying with subparagraph (1), shall have delivered to the office of the person specified in clause (1)(C) a written statement that the Commission might object to the proposed amendment or modification, then, subject to clause (4) below, such proposed amendment or modification shall not be effective unless and until the Commission subsequently delivers a written statement that it does not object to such proposed amendment or modification.

             (3) If the Commission or an authorized representative of the Commission, within 15 days of receiving a notification complying with subparagraph (1), shall have delivered to the office of the person specified in clause (1)(C) a written statement requesting an additional amount of time not to exceed thirty days in which to consider such proposed amendment or modification, then such proposed amendment or modification shall not be effective if, within such extended period, the Commission shall have delivered to the office of the person specified in clause (1)(C) a written statement as described in subparagraph (2), unless and until the Commission subsequently delivers a written statement that it does not object to such proposed amendment or modification.

             (4) If (a) the Commission or an authorized representative of the Commission, shall not have delivered written notice that the Commission might object to such proposed amendment or modification, within the time periods described in subparagraphs (2) or (3), whichever is applicable, or (b) the Commission or an authorized representative of the Commission, has delivered such written notice but does not within 60 days of the delivery of the notification in (A) above, provide subsequent written notice confirming that it does in fact object and the reasons therefor or advise that it has initiated a proceeding to determine what action it might take with respect to the matter, then the Commission shall be conclusively deemed not to have any objection to the proposed amendment or modification and such amendment or modification may subsequently become effective upon satisfaction of the other conditions specified in Section 9.6(a).

             (5) Following the delivery of a statement from the Commission or an authorized representative of the Commission to the Administrator under subparagraph (2), the Administrator and the Company shall have the right at any time to withdraw from the Commission further consideration of any proposed amendment.

             (6) For purpose of this Section 9.6, an "authorized representative of the Commission" means any person authorized to act on behalf of the Commission, as evidenced by an Opinion of Counsel (which may be the general counsel) to the Commission.

         Section 9.7 Headings and Sections. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

         Section 9.8 Binding Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Mangers, in accordance with its terms. In addition, the Independent Manager shall be an intended beneficiary of this Agreement.

         Section 9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement is hereby executed by the undersigned as of _________, 2007.



                                   MEMBER:

                                   FLORIDA POWER & LIGHT COMPANY


                                   By:
                                      ---------------------------------------
                                      Name:





                                   SPECIAL MEMBER AND INDEPENDENT
                                   MANAGER:




                                   By:
                                      ---------------------------------------
                                      Name:  Jill Gordon

                                   SCHEDULE A
                                   ----------

                   SCHEDULE OF CAPITAL CONTRIBUTIONS OF MEMBER




                                 COMMON INTEREST
                                 ---------------

                                       CAPITAL             COMMON INTEREST
     MEMBER'S NAME                   CONTRIBUTION             PERCENTAGE        CAPITAL ACCOUNT
     -------------                   ------------          ----------------     ---------------
     Florida Power & Light               $*                     100%                 $*
            Company












---------------------
* 0.50% of original principal amount of the Bonds.

                                   SCHEDULE B
                                   ----------

                         CERTIFICATE OF COMMON INTEREST

                                       of

                            FPL RECOVERY FUNDING LLC

                           A Limited Liability Company

                 Formed under the Laws of the State of Delaware

         This Certificate is issued and shall be held subject to the provisions of the Limited Liability Company Agreement of FPL Recovery Funding LLC, a limited liability company formed under the laws of the State of Delaware (the "Company") dated as of April 16, 2007 of the Company, as amended from time to time.

         This Certificate of Common Interest certifies that Florida Power & Light Company is the registered holder of the entire Common Interest of the Company, which Common Interest shall be transferable only on the books of the Company by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate with a proper endorsement.

         IN WITNESS WHEREOF, this Company has caused this Certificate to be signed by one of its duly authorized Managers this __ day of April, 2007.




                                      ----------------------------------
                                      Name:
                                      Title: Manager

                                   ----------



         For Value Received the undersigned hereby sells, assigns and transfers unto the entire Common Interest of the Company represented by the within Certificate and does hereby irrevocably constitute and appoint Attorney, to transfer said Common Interest on the books of the Company with full power of substitution in the premises.

Dated: ___________

                                   SCHEDULE C
                                   ----------

                                    MANAGERS



Names
-----

1)     Paul I. Cutler

2)     Kathy A. Beilhart

3)     R. Wade Litchfield

4)     Jill Gordon (Independent Manager)

                                   SCHEDULE D
                                   ----------

                                    OFFICERS



Names                                                   Office
-----                                                   ------
Moray P. Dewhurst                                       President

Paul I. Cutler                                          Treasurer

K. Michael Davis                                        Chief Accounting Officer

Edward F. Tancer                                        Secretary

Kathy A. Beilhart                                       Assistant Treasurer

Robert Steven Schauer                                   Assistant Treasurer

R. Wade Litchfield                                      Assistant Secretary


                                TABLE OF CONTENTS
                                                                                                      Page
                                                                                                      ----

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1  Capitalized Terms...........................................................................1
Section 1.2  Other Definitional Provisions...............................................................5

                                   ARTICLE II

                   FORMATION OF THE LIMITED LIABILITY COMPANY

Section 2.1  Formation; Filings..........................................................................6
Section 2.2  Name and Office.............................................................................7
Section 2.3  Business Purpose............................................................................7
Section 2.4  Term........................................................................................8
Section 2.5  No State Law Partnership....................................................................8
Section 2.6  Authority of Member.........................................................................8
Section 2.7  Liability to Third Parties..................................................................8
Section 2.8  Separateness................................................................................8
Section 2.9  Limited Liability and Bankruptcy Remoteness.................................................9

                                   ARTICLE III

                                   MANAGEMENT

Section 3.1  Management by Managers.....................................................................10
Section 3.2  Acts by Managers...........................................................................10
Section 3.3  Number and Qualifications..................................................................10
Section 3.4  Independent Manager........................................................................11
Section 3.5  Appointment and Vacancy....................................................................11
Section 3.6  Term.......................................................................................11
Section 3.7  Removal....................................................................................11
Section 3.8  Resignation................................................................................11
Section 3.9  Place of Meetings of Managers..............................................................12
Section 3.10  Meetings of Managers......................................................................12
Section 3.11  Quorum; Majority Vote.....................................................................12
Section 3.12  Methods of Voting; Proxies................................................................12
Section 3.13  Actions Without a Meeting.................................................................12
Section 3.14  Telephone and Similar Meetings............................................................12
Section 3.15  Managers..................................................................................13




                                   ARTICLE IV

                                    OFFICERS

Section 4.1  Designation; Term; Qualifications..........................................................13
Section 4.2  Removal and Resignation....................................................................13
Section 4.3  Vacancies..................................................................................13
Section 4.4  Compensation...............................................................................13

                                    ARTICLE V

                                     MEMBER

Section 5.1  Powers.....................................................................................13
Section 5.2  Compensation of Member.....................................................................14
Section 5.3  Actions by the Member......................................................................14
Section 5.4  Control by Member..........................................................................14
Section 5.5  Special Member.............................................................................14

                                   ARTICLE VI

                                 COMMON INTEREST

Section 6.1  General....................................................................................15
Section 6.2  Distributions..............................................................................15
Section 6.3  Rights on Liquidation, Dissolution or Winding Up...........................................15
Section 6.4  Redemption.................................................................................16
Section 6.5  Voting Rights..............................................................................16
Section 6.6  Company Dissolution........................................................................16

                                   ARTICLE VII

          ALLOCATIONS; DISTRIBUTIONS; EXPENSES; TAXES; BOOKS; RECORDS;
                                AND BANK ACCOUNTS

Section 7.1  Allocations................................................................................16
Section 7.2  Distributions..............................................................................17
Section 7.3  Limitation Upon Distributions..............................................................17
Section 7.4  Expenses...................................................................................17
Section 7.5  Tax Elections..............................................................................18
Section 7.6  Annual Tax Information.....................................................................18
Section 7.7  Tax Matters Member.........................................................................18
Section 7.8  Maintenance of Books.......................................................................18
Section 7.9  Reports....................................................................................18
Section 7.10  Bank and Investment Accounts..............................................................18




                                  ARTICLE VIII

                                 INDEMNIFICATION

Section 8.1  Mandatory Indemnification of the Member, the Special Member, and the Managers..............19
Section 8.2  Mandatory Advancement of Expenses..........................................................19
Section 8.3  Indemnification of Officers, Employees and Agents..........................................19
Section 8.4  Nonexclusivity of Rights...................................................................20
Section 8.5  Contract Rights............................................................................20
Section 8.6  Insurance..................................................................................20
Section 8.7  Savings Clause.............................................................................20
Section 8.8  Other Ventures.............................................................................20
Section 8.9  Other Arrangements Not Excluded............................................................21

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

Section 9.1  Offset.....................................................................................21
Section 9.2  Notices....................................................................................21
Section 9.3  Effect of Waiver or Consent................................................................22
Section 9.4  Governing Law; Severability................................................................22
Section 9.5  No Dissolution.............................................................................22
Section 9.6  Amendment..................................................................................22
Section 9.7  Headings and Sections......................................................................24
Section 9.8  Binding Agreement..........................................................................24
Section 9.9  Counterparts...............................................................................24


SCHEDULE A: SCHEDULE OF CAPITAL CONTRIBUTIONS OF MEMBER................................................A-1

SCHEDULE B: CERTIFICATE OF COMMON INTEREST.............................................................B-1

SCHEDULE C: MANAGERS...................................................................................C-1

SCHEDULE D: OFFICERS...................................................................................D-1

